UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11147 Aurora Avenue Aurora Business Park, Building 3 Urbandale, Iowa	50322
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

6750 Western Parkway, Suite 200-226

West Des Moines, Iowa 50266

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016, Spotlight Innovation Inc. (the “Company”) entered into a commercial sublease (the “Sublease”) with K-4 Enterprises, LLC (“K-4”). Under the Sublease, the Company subletted from K-4 certain property, consisting of 1,752 net rentable square feet in Urbandale, Iowa, for a term of five years, commencing December 15, 2016, ending December 1, 2021, and automatically continuing on a year-to-year basis thereafter, unless terminated in accordance with the provisions thereof. The Company agreed to pay monthly rent to K-4 under the Sublease of $1,314, which will increase by 2% annually, plus a proportionate share of expenses, which will initially be $800 per month. K-4 is a significant shareholder of the Company. John Krohn is the Managing Member of K4 and in such capacity holds voting and dispositive power over the securities held by such entity. Mr. Krohn holds 50% of the equity ownership interest in K4 and thus is a beneficial owner of 50% of the securities held by K4. Mr. Krohn is also a member of the Company’s board of directors.

The foregoing summary of the terms of the Sublease, is subject to, and qualified in its entirety by such document attached hereto as Exhibit 10.39, which is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.39	Sublease between Spotlight Innovation Inc. and K4 Enterprises, LLC dated December 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: December 19, 2016	By:	/s/ William Pim
William Pim CFO

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